UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report: October 29, 2025

(Date of earliest event reported)

Columbia Banking System, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington	000-20288	91-1422237
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 A Street

Tacoma, Washington 98402-4200

(address of Principal Executive Offices)(Zip Code)

(253) 305-1900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE
Common Stock, No Par Value	COLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ivan Seda as Chief Financial Officer; Transition of Ronald L. Farnsworth from Chief Financial Officer to Senior Advisor

On October 29, 2025, the Board of Directors of Columbia Banking System, Inc. (the “Company”) appointed Ivan Seda as Chief Financial Officer of the Company and its subsidiary Columbia Bank (the “Bank”), effective as of December 31, 2025 (the “Effective Date”). In connection with his appointment as Chief Financial Officer, effective November 1, 2025, Mr. Seda’s annual base salary was set at $550,000 and his target annual incentive opportunity at 85% of annual base salary, and he received a grant of performance stock units valued at $750,000 that will cliff vest after three years based on performance conditions.

As of December 31, 2025, Ronald L. Farnsworth will cease serving as EVP and Chief Financial Officer and transition into a senior advisor role to the Company as of the Effective Date through June 1, 2026.

Biographical Information of Mr. Seda

Mr. Seda, age 41, has served as Executive Vice President, Deputy Chief Financial Officer of the Company and the Bank since August 2025. His experience includes over ten years with MUFG Union Bank, including as Union Bank Chief Financial Officer from June 2021 to December 2022, and Head of Corporate Finance & Strategy from August 2019 to June 2021. He served as Union Bank Finance – Transition Lead for Union Bank/U.S. Bancorp from December 2022 to March 2023, and as Deputy Chief Financial Officer of Boeing Employees’ Credit Union from March 2023 to August 2025. Mr. Seda has a Bachelor of Arts in Public Accounting and Business Administration from UW Foster School of Business and a Master of Professional Accounting from University of Washington. Mr. Seda is a Chartered Financial Analyst (CFA) and former Certified Public Accountant (CPA-Inactive).

There are no arrangements or understandings between Mr. Seda and any person pursuant to which Mr. Seda was selected as an officer, and no family relationships exist between Mr. Seda and any director or executive officer of the Company. Mr. Seda is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Transition Letter of Mr. Farnsworth

The Company and the Bank entered into a transition letter, dated October 31, 2025 (the “Transition Letter”), with Mr. Farnsworth in connection with his cessation of service as EVP, Chief Financial Officer of the Bank and Principal Financial Officer of the Company as of December 31, 2025 and his transition into a senior advisor role (“Advisor”), for the Effective Date through June 1, 2026 (the “Separation Date”).

Pursuant to the Transition Letter, while serving as an Advisor, Mr. Farnsworth will continue to be eligible to participate in the Company’s health and welfare benefits, vest in his outstanding equity awards in accordance with their terms and receive salary based on his current annual rate but will not be eligible for any annual incentive plan opportunity or equity awards for his service during 2026. Subject to a release of claims, and provided his employment is not earlier terminated by the Bank for Cause or by Mr. Farnsworth for Good Reason (each as defined in the Company’s Executive Change in Control and Severance Plan (the “Severance Plan”)), upon Mr. Farnsworth’s termination of employment on the Separation Date, he will be entitled to receive (i) cash severance payable upon a qualifying termination not in connection with a change in control in accordance with the Participation Agreement, effective as of January 1, 2025, by and between Mr. Farnsworth and the Company pursuant to the Severance Plan, as described in the Company’s Proxy Statement filed with the SEC on April 3, 2025 under “Potential Payments Upon Termination or Change in Control – Farnsworth Agreements”, (ii) a lump-sum cash payment equal to the monthly amount the Company contributes to certain benefits multiplied by 18 and (iii) a lump-sum payment equal to (x) 62,572 (intended to represent the target number of shares underlying certain of Mr. Farnsworth’s equity awards) multiplied by (y) the closing price of a share of the Company’s common stock, no par value, on the Separation Date.

The foregoing description of the Transition Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 30, 2025, the Company issued a press release announcing Mr. Seda’s appointment as Chief Financial Officer and Mr. Farnsworth’s transition into a senior advisor role. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS

10.1 Transition Letter, dated as of October 31, 2025, between Columbia Banking System, Inc., Columbia Bank and Ronald L. Farnsworth

99.1 Press Release of the Company, dated October 30, 2025, regarding Mr. Seda’s appointment as CFO

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Banking System, Inc. (Registrant)

Dated: November 4, 2025	By:	/s/ Kumi Yamamoto Baruffi
Kumi Yamamoto Baruffi
EVP, General Counsel